UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2012

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Atmel Corporation (“Atmel” or the “Company”) held on May 17, 2012 (the “Annual Meeting”), proxies representing 399,535,058 shares of common stock, or approximately 90.05% of the total outstanding shares, were present. The table below presents the voting results of the election of the Company’s Board of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Steven Laub	348,403,377	3,412,297	167,162	47,552,222

Tsung-Ching Wu	348,690,897	3,135,545	156,394	47,552,222

David Sugishita	337,612,298	14,200,840	169,698	47,552,222

Papken Der Torossian	342,591,865	9,206,588	184,383	47,552,222

Jack L. Saltich	339,403,246	12,395,214	184,376	47,552,222

Charles Carinalli	339,430,466	12,365,566	186,804	47,552,222

Dr. Edward Ross	349,818,512	1,980,390	183,934	47,552,222

The stockholders ratified the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year 2012. The proposal received 391,415,815 votes for, 7,755,347 votes against, 363,896 abstentions, and no broker non-votes.

The stockholders approved, in an advisory vote, the Company’s compensation for its named executive officers.  The proposal received 248,252,198 votes for, 103,404,622 votes against, 326,016 abstentions, and 47,552,222 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

Date: May 22, 2012	By:	/s/ Stephen Cumming
Stephen Cumming Vice President Finance and Chief Financial Officer